Exhibit 99.1

MASSBANK CORP.	January 23, 2006
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS INCREASE IN EARNINGS PER SHARE

FOR THE FOURTH QUARTER 2005

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,888,000 or $0.43 in diluted earnings per share for the fourth quarter 2005, compared with net income of $1,886,000 or $0.42 in diluted earnings per share in the fourth quarter of 2004. Basic earnings per share in the recent quarter were $0.44 per share compared to $0.43 per share in the fourth quarter of the prior year. This is the Company’s third consecutive quarter of year-over-year earnings per share increases.

For the year ended December 31, 2005, the Company reported net income of $7,323,000 or $1.66 in diluted earnings per share ($1.68 in basic earnings per share) compared to $7,380,000 or $1.64 in diluted earnings per share ($1.67 in basic earnings per share) for the year ended December 31, 2004.

Income Statement

Net interest income, the Company’s core earnings, totaled $5,493,000 for the fourth quarter of 2005, up $118,000 or 2.2% from the same quarter in 2004. This is the fifth consecutive quarter that the Company has reported a year-over-year improvement in net interest income. The net interest margin in the recent quarter improved 24 basis points to 2.53% from 2.29% in the fourth quarter of 2004. This is an increase of 10.5% over the same quarter last year. The Company continues to benefit from rising short-term interest rates. The Federal Reserve Bank Board’s Federal Open Market Committee (FOMC) has raised the target rate for Federal Funds by 25 basis points eight times since the end of December 2004, increasing the rate from 2.25% to 4.25%.

Return on average assets and return on average equity for the fourth quarter 2005 were 0.84% and 7.23%, respectively, up from 0.78% and 6.86% for the comparable quarter in 2004.

Balance Sheet

The Company’s total assets decreased $77.5 million to $898.7 million at December 31, 2005 from $976.2 million at December 31, 2004. Deposits decreased approximately $64.8 million or 7.6% year-over-year from $849.5 million at December 31, 2004 to $784.7 million at December 31, 2005. Stockholders’ equity was $105.3 million at December 31, 2005, representing a book value of $24.32 per share. This compares to $110.0 million at December 31, 2004, representing a book value of $25.11 per share.

The Company’s non-accrual loans remain low totaling $257,000 at December 31, 2005, representing 0.11% of total loans. This compares to $74,000 representing 0.03% of total loans at December 31, 2004. At December 31, 2005, the Bank’s allowance for loan losses totaled $1.253 million representing 0.56% of total loans compared to $1.307 million representing 0.55% of total loans at December 31, 2004. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $517,000 at December 31, 2005 compared to $588,000 a year earlier. This is intended to protect the bank against losses on loan commitments made to customers that have not yet been drawn down.

January 23, 2006

Page Two

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.27 per share. This, the Company’s seventy-eighth consecutive dividend, will be payable on February 20, 2006 to stockholders of record at the close of business on February 3, 2006.

Stock Repurchase Program

During the three months ended December 31, 2005, the Company continued the repurchase of its common stock by acquiring 10,600 shares in the open market. As of December 31, 2005 there were 122,717 shares available for repurchase in the current program.

Date Set for Annual Meeting

The Company also announced that the Annual Meeting of Stockholders will be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts on Tuesday, April 18, 2006 at 10:00 a.m. Only stockholders of record at the close of business on February 27, 2006 are entitled to notice of and to vote at the Annual Meeting.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

January 23, 2006

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
For the Period Ended
Total interest and dividend income	$9,621	$8,679	$36,801	$33,581
Total interest expense	4,128	3,304	15,141	12,729

Net interest income	5,493	5,375	21,660	20,852
Provision (credit) for loan losses	—	(55)	(53)	(242)

Net interest income after provision (credit) for loan losses	5,493	5,430	21,713	21,094
Gains on securities, net	253	287	679	1,229
Other non-interest income	275	361	1,185	1,257
Non-interest expense	3,082	3,200	12,461	12,302
Income tax expense	1,051	992	3,793	3,898

Net income	$1,888	$1,886	$7,323	$7,380

Weighted Average Common Shares Outstanding
Basic	4,331,984	4,391,567	4,365,932	4,408,293
Diluted	4,371,312	4,476,938	4,422,529	4,501,537

Per Common Share
Earnings:
Basic	$0.44	$0.43	$1.68	$1.67
Diluted	0.43	0.42	1.66	1.64
Cash dividends paid	0.27	0.25	1.05	1.00
Book value (period end)			24.32	25.11

Ratios (1)
Return on average assets	0.84%	0.78%	0.79%	0.75%
Return on average equity	7.23	6.86	6.84	6.71
Net interest margin	2.53	2.29	2.40	2.19
Total equity to assets (period end)			11.71	11.27

			At December 31,
			2005	2004
At Period End
Assets			$898,679	$976,168
Deposits			784,728	849,465
Total loans			225,730	236,198
Stockholders’ equity			$105,264	$110,015
Common shares outstanding			4,328,517	4,381,727

Asset Quality
Non-accrual loans			$257	$74
Real estate acquired through foreclosure			—	—

Total non-performing assets			$257	$74
Allowance for loan losses			$1,253	$1,307

Non-accrual loans to total loans			0.11%	0.03%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

January 23, 2006

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At December 31, 2005	At December 31, 2004
Assets:
Cash and due from banks	$9,590	$9,829
Interest-bearing deposits in banks	900	2,938
Federal funds sold	167,785	193,728
Short-term investments	—	302
Debt securities available for sale:
Mortgage-backed securities	135,432	122,709
Other securities	310,653	313,616
Equity securities available for sale	7,387	7,428
Mortgage-backed securities held-to-maturity	6,137	4,877
Trading securities	9,282	59,013
Loans:
Mortgage loans	215,904	226,197
Other loans	9,826	10,001

Total loans	225,730	236,198
Allowance for loan losses	(1,253)	(1,307)

Net loans	224,477	234,891
Premises and equipment	6,525	6,464
Accrued interest receivable	3,898	3,416
Goodwill	1,090	1,090
Current income tax asset, net	—	164
Deferred income tax asset, net	3,240	588
Other assets	12,283	15,115

Total assets	$898,679	$976,168

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$82,250	$87,653
Savings	441,541	561,313
Time certificates of deposit	260,937	200,499

Total deposits	784,728	849,465
Escrow deposits of borrowers	1,059	1,074
Accrued income taxes	35	—
Allowance for loan losses on off-balance sheet credit exposures	517	588
Other liabilities	7,076	15,026

Total liabilities	793,415	866,153
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,811,680 and 7,736,430 shares issued, respectively	7,812	7,736
Additional paid-in capital	57,067	55,313
Retained earnings	104,743	102,003

	169,622	165,052
Treasury stock at cost 3,483,163 and 3,354,703 shares, respectively	(61,281)	(56,794)
Accumulated other comprehensive income (loss):
Net unrealized gains (losses) on securitiesavailable for sale, net of tax effect	(3,077)	1,757
Shares held in rabbi trust at cost 15,644 and 25,804 shares, respectively	(351)	(553)
Deferred compensation obligation	351	553

Total stockholders’ equity	105,264	110,015

Total liabilities and stockholders’ equity	$898,679	$976,168

January 23, 2006

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	December 31, 2005	December 31, 2004
Interest and dividend income:
Mortgage loans	$2,963	$3,209
Other loans	174	167
Securities available for sale:
Mortgage-backed securities	1,750	1,709
Other securities	2,705	2,354
Mortgage-backed securities held-to-maturity	75	62
Trading securities	140	250
Federal funds sold	1,806	898
Other investments	8	30

Total interest and dividend income	9,621	8,679

Interest expense:
Deposits	4,128	3,304

Total interest expense	4,128	3,304

Net interest income	5,493	5,375
Provision (credit) for loan losses	—	(55)

Net interest income after provision (credit) for loan losses	5,493	5,430

Non-interest income:
Deposit account service fees	92	106
Gains on securities available for sale, net	208	205
Gains on trading securities, net	45	82
Deferred compensation plan income	25	84
Other	158	171

Total non-interest income	528	648

Non-interest expense:
Salaries and employee benefits	1,891	1,819
Deferred compensation plan expense	47	98
Occupancy and equipment	563	525
Data processing	136	130
Professional services	105	248
Advertising and marketing	51	31
Deposit Insurance	35	38
Other	254	311

Total non-interest expense	3,082	3,200

Income before income taxes	2,939	2,878
Income tax expense	1,051	992

Net income	$1,888	$1,886

Weighted average common shares outstanding:
Basic	4,331,984	4,391,567
Diluted	4,371,312	4,476,938

Earnings per share (in dollars):
Basic	$0.44	$0.43
Diluted	0.43	0.42

January 23, 2006

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Twelve Months Ended
	December 31, 2005	December 31, 2004
Interest and dividend income:
Mortgage loans	$12,111	$13,578
Other loans	681	669
Securities available for sale:
Mortgage-backed securities	6,961	6,398
Other securities	9,863	8,941
Mortgage-backed securities held-to-maturity	256	173
Trading securities	760	1,145
Federal funds sold	6,116	2,438
Other investments	53	239

Total interest and dividend income	36,801	33,581

Interest expense:
Deposits	15,141	12,729

Total interest expense	15,141	12,729

Net interest income	21,660	20,852
Provision (credit) for loan losses	(53)	(242)

Net interest income after provision (credit) for loan losses	21,713	21,094

Non-interest income:
Deposit account service fees	393	448
Gains on securities available for sale, net	515	1,361
Gains (losses) on trading securities, net	164	(132)
Deferred compensation plan income	84	108
Other	708	701

Total non-interest income	1,864	2,486

Non-interest expense:
Salaries and employee benefits	7,463	7,261
Deferred compensation plan expense	172	167
Occupancy and equipment	2,212	2,169
Data processing	540	521
Professional services	485	631
Advertising and marketing	155	110
Deposit Insurance	145	160
Other	1,289	1,283

Total non-interest expense	12,461	12,302

Income before income taxes	11,116	11,278
Income tax expense	3,793	3,898

Net income	$7,323	$7,380

Weighted average common shares outstanding:
Basic	4,365,932	4,408,293
Diluted	4,422,529	4,501,537

Earnings per share (in dollars):
Basic	$1.68	$1.67
Diluted	1.66	1.64